UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2007

SCHIMATIC CASH TRANSATIONS NETWORK.COM, INC.
(Exact name of registrant as specified in its charter)

Florida	0-30544	88-0415947
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

330 East Warm Springs Road Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

(702) 361-3624
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As described in Items 4.01(a) and (b) below, Schimatic Cash Transactions Network.com, Inc., a Nevada corporation (the “Company” or “Registrant”), has dismissed Marcum & Kliegman LLP (“M & K”) as the Company’s independent registered public accounting firm and engaged Schwartz Levitsky Feldman LLP (“Schwartz”) as its new independent registered public accounting firm. As described in the third paragraph of Item 4.01(a)(iii) below, the change in independent registered public accounting firms is not the result of any disagreement with M & K.

Item 4.01 (a) Previous Independent Accountants

(i)

On May 18, 2007, the Company dismissed M & K as its independent registered public accounting firm. The Board of Directors made the decision to change independent accountants and that decision was approved, ratified and adopted.

(ii)

The report of M & K on the consolidated financial statements as of and for the year December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope, or accounting principles. M & K’s report was modified for an uncertainty related to the Company’s ability to continue as a going concern.

M & K previously reported to the Company’s board of directors certain matters involving internal controls that M & K considered to be reportable conditions, and a material weakness, under the standards established by the American Institute of Certified Public Accountants. The reportable conditions and material weaknesses relate to the December 31, 2002 and 2001 financial close process and absence of appropriate review and approvals of transactions and accounting entries. Certain adjustments were identified in the annual audit process, related to the recording of stock-based compensation, accrued expenses, and other equity transactions. The adjustments related to these matters were made by the Company in connection with the preparation of the audited financial statements for the year ended December 31, 2002 and 2001.

Given these reportable conditions and material weaknesses, management devoted additional resources to resolving questions that arose during its year-end audit. As a result, the Company is confident that its financial statements for the year ended December 31, 2002 and 2001 present, fairly, in all material respects, the financial conditions and results of operations.

(iii)

In connection with their audit for the year ended December 31, 2002 there have been no disagreements with M & K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M & K would have caused them to make reference thereto in their reports on financial statements for such years.

(iv)

The Company has requested M & K to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 21, 2007 is filed as Exhibit 1 to this Form 8-K.

Item 4.01 (b) New Independent Accountants

On May 18, 2007, the Company engaged Schwartz as the Registrant’s independent registered public accounting firm for each of the fiscal years ended December 31, 2003, 2004, 2005, 2006 and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with March 31, and including, the quarter ended September 30, 2006. The Board of Directors made the decision to engage Schwartz and that decision was approved, adopted and ratified. The Company has not consulted with Schwartz during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principle to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Schwartz concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Schwartz has no commercial relationship that would impair its independence and has the appropriate expertise to serve the Company.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Title of Document	Location

16.1	Letter from Marcum & Kliegman LLP, dated May 21, 2007	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIMATIC CASH TRANSATIONS NETWORK.COM, INC.

Date: May 18, 2007	By	/s/ Bernard McHale
Bernard McHale, Director

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